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                                                                    EXHIBIT 10.1

                          INVESTMENT BANKING AGREEMENT

        THIS INVESTMENT BANKING AGREEMENT (this "Agreement") is entered into as of the 1st day of March 1998 (the "Effective Date") by and between 1ST NET TECHNOLOGIES, INC., a Colorado company ("Company"), on the one hand, and ENTREPRENEUR INVESTMENTS, LLC, a Colorado limited liability company ("EI"), on the other hand, with reference to the facts set forth in the Recitals below:

                                 R E C I T A L S

        A. COMPANY. Company requires expertise in the area of investment banking to support its business and growth. Company now desires to engage an advisor to assist it in sourcing of equity capital through investment from private investors.

        B. EI. EI is an unlicensed private investment banking firm involved in the private solicitation, and sale of securities. EI has substantial contacts among certain members of the investment community, and has substantial investment banking expertise. EI now desires to act as an independent contractor to Company in order to provide investment banking and advisory services concerning the procurement of equity capital for Company.

        C. PURPOSE. In order to facilitate the funding of Company's capital needs, the parties desire to enter into this Agreement upon the terms and conditions set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the adequacy of which is hereby expressly acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

        1.      APPOINTMENT OF AGENT.

                1.1 AGENCY. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, Company hereby appoints EI as its non-exclusive agent for the purpose of identifying a purchaser (or purchasers) and selling the Company's equity securities on a "best efforts" basis. Company has initially engaged EI hereby for purposes of raising on a best efforts basis up to $1,000,000 for Company pursuant to a Regulation D, Rule 504 private offering.

                1.2 BEST EFFORTS. EI accepts such agency and shall use its best efforts to secure equity investment from private investors.

                1.3 NO FIRM COMMITMENT. Company and EI agree that there is no "firm commitment" on the part of EI to purchase or to sell any of the Company's equity.



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                1.4     ADDITIONAL SERVICES. EI shall additionally provide the
following services to Company:

                        1.4.1 ADVICE AND COUNSEL. EI shall provide advice and counsel to Company regarding its strategic business and financial plans, as well as strategies for negotiations (and direct negotiation, as requested) with prospective (a) lenders and investors, (b) mergers, acquisition or joint venture candidates, and (c) corporate partners or other participants in financial or investment-related transactions.

                        1.4.2 INTRODUCTIONS TO SECURITIES COMMUNITY. EI shall facilitate communications between Company and EI's national network of investors, investment professionals, and broker-dealers. Specifically, EI shall utilize its contacts in the securities brokerage community to assist Company in possibly establishing relationships with securities dealers and shall provide the most recent corporate information concerning Company to interested securities dealers on a continuous and regular basis. EI expressly acknowledges and understands that this function is consistent with Company's objective of establishing a nationwide network of securities dealers who have an interest in Company.

                        1.4.3 MARKET-MAKING INTELLIGENCE. EI is a venture and private, unlicensed market-maker in various securities and has access through its facilities and personnel to proprietary industry information. EI shall react to sensitive market information on a timely basis and provide Company with advice, counsel and proprietary intelligence (including but not limited to information on price, volume and identification of potential market-makers, placement agents and investors) in a timely manner. Company expressly acknowledges that this information may be available from other sources but that EI may provide it in a more timely manner or with significant value-added interpretation of such information. Notwithstanding, no information shall be provided to Company with respect to the activities of any other present or former client of EI or its principals without such client's express prior consent.

                        1.4.4 DUE DILIGENCE. EI shall undertake extensive due diligence with respect to all proposed financial transactions of Company for which EI is the procuring broker, including the investigation and advice concerning possible terms of any securities transaction which may relate (without limitation) to the valuation of the price of securities, dividend and liquidation preferences, management control and voting issues, and securities redemption.

                        1.4.5 OPTIONAL DUTIES. The parties may mutually agree upon additional duties which EI may provide for additional compensation to be paid by Company. Such additional agreement(s) and additional compensation shall be attached hereto as Exhibit "A" and thereby made a part hereof.

                        1.4.6 BEST EFFORTS. EI shall devote such time and best efforts as may be reasonably necessary to perform its services. EI is not responsible for the performance of any services which may be rendered hereunder without Company's timely provision of necessary



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information to EI. EI cannot guarantee results on behalf of Company, but shall pursue all avenues available to it through its network of investment contacts. At such time as an interest is expressed in Company, EI shall notify Company and advise it as to the source and proposed terms and conditions of such interest. Company expressly authorizes EI to negotiate on its behalf during the term of its agency hereunder; provided, however, that the acceptance and consummation of any transaction is subject to Company's acceptance of the terms and conditions of the investment. Company expressly understands and agrees that a portion of the compensation to be paid to EI hereunder is to ensure EI's availability to assist Company with possible corporate financial or securities transactions during the term hereof on an as-needed basis.

        2. COMPENSATION TO EI. As compensation for the services of EI hereunder, Company shall pay to EI the following non-refundable fee:

                2.1 FEE. Company shall pay EI an initial fee of $30,000 for activities necessary for EI to provide the services herein. This fee shall be deemed in arrears if EI does not receive a stock certificate by the 60th business day after the Effective Date.

                2.2 NO SUCCESS FEE. The Company shall not be obligated to pay EI a success fee from the gross proceeds from the issuance and sale of any common or preferred stock or convertible securities of Company the buyer of which was referenced to Company by EI.

                2.3 NO EXPENSE REIMBURSEMENT. Company shall not be responsible for reimbursement of EI's expenses, actually incurred in connection with their services under this Agreement.

        3.      COVENANTS AND REPRESENTATIONS OF EI.

                3.1 COMPLIANCE. EI shall comply with all rules and regulations applicable to it in connection with the offer and sale of Companies' securities and shall provide to all offerees and purchasers any and all disclosure materials prepared by Company and provided to EI in accordance with such rules and regulations.

                3.2 CONFIDENTIALITY. EI shall keep confidential all material non-public information provided to it by Company, except as required by law.

                3.3 MATERIALS. EI shall use only the disclosure memorandum prepared by Company and such other documents as Company may approve in writing prior to their use, in connection with the offer and sale of Company's securities. EI shall not furnish to a prospective investor who has expressed an interest in purchasing equity any documents other than those referred to in the preceding sentence, and shall not make any representations to a prospective investor concerning Company or its business operations or financial condition, past, present or future, other than as set forth in the documents referred to in the preceding sentence. In the event EI furnishes any document



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approved by Company to a prospective investor and such prospective investor elects not to purchase equity, EI shall attempt to obtain from such prospective investor such documents and all copies thereof.

                3.4 LITIGATION. There is not now pending or, to the knowledge of EI, threatened against EI any action or proceeding of which EI has been advised, either in any court of competent jurisdiction, before the SEC or any state securities commissioner, nor has EI been named as a "cause" in any action or proceeding.

        4.      REPRESENTATIONS AND WARRANTIES OF COMPANY.

                In order to induce EI to enter into this Agreement, Company represents and warrants to EI that:

                4.1 FORMATION. Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own its properties and conduct its businesses as they are presently being carried on.

                4.2 VIOLATIONS OF CONTRACTS. Company is not in violation of its Articles of Incorporation or Bylaws or in default of the performance of any obligation, agreement and consideration contained in any lease agreement or in any note or any other evidence of indebtedness or in any material contract or loan agreement of Company or any of its subsidiaries. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and in the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of, or default under, the Articles of Incorporation or Bylaws of Company, any agreement, indenture or other instrument by which Company is bound, or any law, administrative regulation or court decree.

                4.3 AUTHORITY. Company has full legal right, power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by Company and constitutes the valid and legal binding agreement of Company enforceable in accordance with its terms.

                4.4 VALID ISSUANCE OF SECURITIES. All of the outstanding securities of Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                4.5 LITIGATION. There is no litigation or governmental proceeding pending or threatened against or involving Company not previously to EI which might adversely affect Company.

                4.6 DISCLOSURE DOCUMENTS AND AGREEMENTS. Prior to the sale of any securities or entering into any commitment for such sale, Company shall prepare all necessary agreements and related transaction documents with regard to such proposed issuance. The documents shall contain, among other things, appropriate limitations on the manner of offering and sale of securities,



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representations, warranties, covenants, opinions of counsel, letters of independent public accountants (if appropriate) and closing conditions, all with accurate factual representations.

        5. INDEMNIFICATION. Company shall indemnify and hold harmless EI, and each person, if any, who controls EI, against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the disclosure documents (as from time to time amended and supplemented), or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such loss, liability, claim, damage or expense caused by any such untrue statement or omission or alleged untrue statement or omission is based upon information furnished to Company by EI expressly for use in the disclosure documents or the result primarily of the recklessness or bad faith of EI. If any action is brought against EI in respect of which indemnity may be sought under this Section 5, EI shall promptly notify Company in writing of the institution of such action, and Company shall immediately assume the defense of such action.

        6.      MISCELLANEOUS.

                6.1 EXCLUSIVITY. This Agreement has been and is made solely for the benefit of EI and Company and the controlling persons, directors and officers referred to herein, and their respective successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.

                6.2 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of law.

                6.3 LEGAL FEES. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they shall be entitled.

                6.4 AUTHORIZATION. EI is authorized to: (i) contact directors, officers, accountants, counsel or other key personnel; (ii) visit Company facilities and corporate offices; and (iii) perform any other investigative activity which EI deems appropriate. In accordance with the federal Privacy Act, Freedom of Information Act and the Fair Credit Reporting Act and other applicable laws, Company hereby authorizes EI and its agents to obtain information from third parties concerning Company, and hereby waives any rights concerning such information which may be obtained.




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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                                        ENTREPRENEUR INVESTMENTS, LLC,
                                        a Colorado limited liability company

                                        /s/ JAMES WATSON, JR.
                                        ----------------------------------------
                                        James Watson, Jr.,
                                        Managing General Partner

                                        1ST NET TECHNOLOGIES, INC,
                                        a Colorado corporation

                                        /s/ GREGORY D. WRITER, JR.
                                        ----------------------------------------
                                        Gregory D. Writer, Jr.,
                                        Chief Executive Officer



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